Exhibit 5.1


                                   LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
Neil E. Grayson    999 PEACHTREE STREET, N.E.             OTHER OFFICES:
(404) 817-6113     FIRST UNION PLAZA               Charleston, South Carolina
Internet Address:  SUITE 1400                       Charlotte, North Carolina
  NEG@nmrs.com     Atlanta, Georgia 30309            Columbia, South Carolina
                   TELEPHONE (404) 817-6000         Greenville, South Carolina
                   FACSIMILE (404) 817-6050        Myrtle Beach, South Carolina
                   www.nmrs.com                          ---------------
                                                          Munich, Germany

                                January 28, 2003

Sweetwater Financial Group, Inc.
3270 Florence Road
Powder Springs, GA 30127

Ladies and Gentlemen:

     We have acted as counsel to Sweetwater Financial Group, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 40,000 warrants issued to organizers (the "Warrants") and 486,086 shares (the "Shares") of the Company's common stock, par value $.01 per share, which may be issued by the Company upon the exercise of warrants issued to organizers or stock options granted under its 2002 Stock Incentive Plan. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

     The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

     Based on the foregoing, we are of the opinion that (i) the Shares, when issued and delivered as described in the Registration Statement, and in the case of the Shares issuable upon exercise of the Warrants, upon payment of the exercise prices thereof to the Company in accordance with their terms, will be legally issued, fully paid and nonassessable, and (ii) the Warrants, upon execution, will be binding contracts under applicable state law, and when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            NELSON MULLINS RILEY & SCARBOROUGH

                                            By:/s/ Neil E. Grayson
                                               --------------------------------
                                                   Neil E. Grayson, A Partner